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                                                                   Exhibit 24(a)




              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Uno Restaurant Corporation 1997 Employee Stock Option Plan and the Uno Restaurant Corporation Restricted Stock Program of our report dated November 1, 1996, with respect to the financial statements of Uno Restaurant Corporation included in the Annual Report (Form 10-K) for the year ended September 29, 1996.






                                       /S/ Ernst & Young LLP

March 7, 1997
Boston, Massachusetts